AGREEMENT BY AND BETWEEN
                    DIRECT MERCHANTS CREDIT CARD BANK, N. A.
                               SCOTTSDALE, ARIZONA
                                       AND
                  THE OFFICE OF THE COMPTROLLER OF THE CURRENCY

         Direct Merchants Credit Card Bank, N. A. ("Bank") and the Comptroller of the Currency of the United States of America ("Comptroller") wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

                  The Comptroller, through his National Bank Examiner, has examined the Bank, and his findings are contained in the Report of Examination, dated November 5, 2001 ("ROE").

         In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors ("Board"), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the Articles of this Agreement.


                                    ARTICLE I

                                  Jurisdiction

         (1) This Agreement shall be construed to be a "written agreement entered into with the agency" within the meaning of 12 U.S.C. section 1818(b)(1).

         (2) This Agreement shall be construed to be a "written agreement between such depository institution and such agency" within the meaning of 12 U.S.C. section 1818(e)(1) and 12 U.S.C. section 1818(i)(2).

         (3) This Agreement shall be construed to be a "formal written agreement" within the meaning of 12 C.F.R. section 5.51(c)(6)(ii).
See 12 U.S.C. section 1831i.

         (4) This Agreement shall be construed to be a "final Agreement" within the meaning of 12 U.S.C. section 1818(u).


                                   ARTICLE II

                               Oversight Committee

         (1) Within five (5) days, the Board shall create a committee, which shall be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Agreement ("Oversight Committee"). The Oversight Committee shall consist of the Bank's Audit Committee, plus one (1) additional director of the Bank. Upon appointment, the names of the members of the Oversight Committee shall be submitted in writing to the Director for Special Supervision/Fraud ("Director"). The Oversight Committee shall be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Agreement.

         (2) The Oversight Committee shall meet at least monthly beginning in May 2002.

         (3) By the last day of each month, the Oversight Committee shall submit a written progress report to the Board setting forth in detail:

             (a) actions taken to comply with each Article of this Agreement;
             (b) the results of those actions;
             (c) a description of the actions the Bank will take to achieve compliance with each Article of the Agreement; and
             (d) any actions initiated by the Board and Bank management pursuant to the findings in the ROE or in any future Report of Examination.

         (4) By the fifteenth (15th) day following the end of each month, the Board shall forward a copy of the Oversight Committee's report, with any additional comments by the Board, to the addressees in Article XVIII, paragraph
(1).


                                   ARTICLE III

                             Credit Policy Committee

         (1) Within ten (10) days, the Board shall establish and appoint a committee of at least five (5) executive officers from key functional areas (e.g., marketing, operations, compliance, legal, etc.), which shall be responsible for ensuring Bank adherence to the Bank's credit policy ("Credit Policy Committee").

         (2) Within twenty (20) days of the appointment of the Credit Policy Committee, and every thirty (30) days thereafter, the Credit Policy Committee shall meet to review and approve, at a minimum:

             (a) new account acquisition solicitations and marketing campaigns;
             (b) account management strategies;
             (c) collection strategies; and
             (d) key credit portfolio indicators and performance results.

         (3) The review required by paragraph (2) of this Article shall include, at a minimum:
             (i)      profitability goals and objectives for the strategies;
             (ii)     underwriting criteria;
             (iii)    model usage;
             (iv)     line assignments; and
             (v)      pricing.

         (4) The Credit Policy Committee shall maintain complete written minutes of each meeting, and present a monthly report of its actions to the Board for the Board's review and approval at its next regularly scheduled meeting.



                                   ARTICLE IV

                             Credit Risk Management

         (1) The Board shall immediately direct the Oversight Committee to complete within ninety (90) days an evaluation of credit risk management personnel, policies, processes, and control functions. At a minimum, this evaluation shall assess the adequacy of:

             (a) the number of employees, and staffing requirements regarding the experience, skills and capabilities of employees;
             (b) management information systems and recommendations for improvements or enhancements to existing systems; (c) credit risk policies, processes and recommendations for revisions; and (d) control functions and internal audit coverage consistent with Articles XIII and XIV of this Agreement.

         (2) Effective immediately, the Board shall ensure credit risk management maintains a disciplined test and control environment for new account acquisition, account management, and collection strategies. Within thirty (30) days, the Board shall adopt a policy that, at a minimum, establishes:

             (a) general guidelines for required test duration of new
                 strategies;
             (b) limitations on the individual and aggregate volume of tests that can impact credit quality, and that can be run on any particular portfolio at one time (e.g., credit criteria, pricing, etc.);
             (c) a requirement that test objectives, success measurement matrices, and management information systems be documented and fully operational prior to testing new strategies; and
             (d) Credit Policy Committee or Board approval is obtained
                 prior to the launch of successful test strategies on larger segments of the portfolio.

         (3) Immediately upon adoption and prior to implementation, the Board shall submit a copy of the policy to the Director for review. Within thirty (30) days of the Director's receipt of such policy, the policy shall be implemented.

         (4) The Board shall immediately instruct management to complete within ninety (90) days a comprehensive evaluation of issues that impact borrowers' ability to make progress on reducing debt and possible causes for negative amortization. At a minimum, the review shall evaluate the:

             (a) adequacy of minimum payment requirements, based on
                 interest rates and fees the Bank charges;
             (b) process of handling overlimit balances and assessing overlimit fees; and
             (c) assessment of enhancement product fees on delinquent
                 accounts.

         (5) Within thirty (30) days from the completion of the evaluations required by paragraphs one (1) and four (4), the Board shall adopt a written action plan detailing (i) the Board's strategy for resolving the issues identified in the reviews, and (ii) time frames for implementation of the action plan. Immediately upon completion of the action plan, the Board shall submit a copy of the written reviews and action plan to the Director. Within thirty (30) days of the Director's receipt of the action plan, the Bank shall implement and ensure adherence to the action plan.

         (6) The Board shall adopt policies establishing appropriate procedures for the implementation of this Article which ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to this Article.


                                    ARTICLE V

                             Credit Line Management

         (1) The Board shall continue to tighten the Bank's credit line increase ("CLI") strategies. Within sixty (60) days, the Board shall prepare a written assessment of the adequacy of automated and manual line increase policies and procedures; and ensure the Bank executes strategies only after proper testing and validation, as required by Article IV of this Agreement. At a minimum, this assessment shall include borrowers' ability to repay the debt. Upon completion, the Board shall submit to the Director a copy of the written assessment.

         (2) Within thirty (30) days, the Board shall develop a written action plan detailing the Board's strategy to evaluate and address the impact of the automated 2001 CLI program on delinquencies and loan losses, as previously requested by the OCC and agreed to by the Board. At a minimum, the plan shall provide for:

             (a) tightening of existing automated CLI strategies, including:

                 (i)   eliminating accounts that received CLI's in February
                       2001 through October 2001 from the population eligible further CLI's, until compliance with this Article is for achieved;
                 (ii)  expanding CLI intervals to no less than six (6) months;
                 (iii) reducing the maximum credit line assignment from $12,500 to $10,000;
                 (iv) expanding CLI eligibility for new accounts to no less than nine (9) months on book; and
                 (v) implementing new automated strategies only after proper testing and validation, as required by Article IV of this Agreement;
             (b) completing a detailed account and portfolio level analysis of accounts that received significant CLI's in 2001. This analysis shall include characteristics that are indicative of increased risk, such as credit bureau scores, internal behavioral scores, cash advance trends, payment behavior, purchasing behavior, and utilization; and
             (c) continuing to develop and implement strategies to mitigate loss exposure, such as line decrease strategies.

          (3) Upon completion of the plan required by paragraph two (2) and prior to implementation, the Board shall submit the plan to the Director for review and a determination of supervisory non-objection. Such determination will be made within thirty (30) days of receipt of the plan. Immediately upon receiving a determination of supervisory non-objection, the action plan shall be implemented.

          (4) The Board shall adopt policies establishing appropriate procedures for the implementation of this Article and ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to this Article.


                                   ARTICLE VI

                  Debt Forbearance Programs and Re-age Programs

         (1) The Board shall continue to strengthen the Bank's administration of Debt Forbearance Programs, including but not limited to: the Payment Alternative Program, Consumer Credit Counseling Service Program, and the Hardship Program (collectively, the "Debt Forbearance Programs") and the Re-age Programs, as previously requested by the OCC, and agreed to by the Board. Within ninety (90) days, the Board shall adopt a written action plan detailing the Board's strategy for strengthening controls and improving management information systems for accounts placed in the Debt Forbearance Programs and Re-age Programs, specifying how the Board will implement the plan. At a minimum, the plan shall provide for:

             (a) amortization of debt within no more than fifty (50) months;
             (b) prohibitions against the migration of cardholders from one
                 Debt Forbearance Program to another;
             (c) requirements that collectors document and assess each
                 borrower's ability to perform under the revised program terms;
             (d) creation of a management information system that segregates each Debt Forbearance Program and accurately identifies the volume and performance of accounts placed into each Debt Forbearance Program and each Re-age Program;
             (e) implementation of a quality assurance process which includes a review of accounts placed into these programs; and
             (f) reasonable time frames for implementation of the plan.

         (2) Upon completion of the plan and prior to implementation, the Board shall submit the plan to the Director for a determination of supervisory non-objection. Such determination will be made within thirty (30) days of receipt of the plan. Immediately upon receiving a determination of supervisory non-objection, the action plan shall be implemented.

         (3) The Board shall immediately require that management prepare comprehensive analyses of the performance of accounts in Debt Forbearance Programs at least every month. The first such analysis shall be completed within thirty (30) days. Copies of the monthly written analyses shall be submitted to the Director for review.

         (4) The Board shall adopt policies establishing appropriate procedures for the implementation of this Article and ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to this Article.


                                   ARTICLE VII

                           Debt Waiver Administration

         (1) The Board shall ensure that the Bank's "Account Protection Plus" and "Account Benefit Plan" (collectively, "Debt Waiver Products") are managed properly and prudently. Within thirty (30) days, the Board shall adopt a comprehensive written action plan designed to ensure the effective operation and financial reporting of all aspects of the Debt Waiver Products. At a minimum, the plan shall:

             (a) identify Bank management responsible for ensuring Bank adherence to the plan;
             (b) require adherence to the Bank Debt Waiver Product policies, procedures, and operational processes;
             (c) provide for systems that can capture the unique data of the
                 Debt Waiver Products;
             (d) provide for improving the accuracy of management information systems and reports, including but not limited to:

                (i) ensuring that management reports are reviewed on no less than a monthly basis, to ensure that accounts are coded properly;
                (ii) requiring reports to segregate, from active accounts, claims filed with decisions pending; and
                (iii) requiring the active reports to reflect all
                      active benefits, such as activated benefit accounts with suspended interest and fees, and no monetary adjustments; (e) provide for accurate accounting, including interest and fee reserves; (f) establish well-defined risk management and controls; (g) describe the qualifications, experience, capabilities and number of staff; and
             (h) describe procedures to thoroughly review the program and to identify all associated issues, the resources that will be involved (including designation of the individual responsible for the project), and a time line for full implementation.

         (2) Immediately upon adoption and prior to implementation, the Board shall submit a copy of the action plan to the Director for a determination of supervisory non-objection. Such determination will be made within thirty (30) days of receipt of the plan. Immediately upon receiving a determination of supervisory non-objection, the action plan shall be implemented. New sales of the Debt Waiver Products shall be suspended if the:

             (a) Director determines that there is a supervisory objection.
                 Such suspension shall remain in effect until the Board has revised the plan, submitted the plan to the Director for review, and received a written determination of supervisory non-objection; or
             (b) Bank fails to adhere to the plan as approved by the Board and to which the Director has determined that there is no supervisory objection. Such suspension shall remain in effect until the Board and Bank management have taken the appropriate steps to ensure Bank adherence to the plan.

         (3) The Board shall determine the dollar amount that the Metris Master Trust is owed for all past Debt Waiver Product claims for all outstanding bond series. In addition, the Board, management, and legal counsel must assess and address any associated implications for Bank and Trust reporting.

         (4) The Board shall enter into a written debt waiver servicing agreement between the Bank and Metris Companies Inc. ("Metris"), or the appropriate Metris affiliate, that details all aspects of the servicing and compensation arrangement relating to the Debt Waiver Products.

         (5) The Board shall adopt policies establishing appropriate procedures for the implementation of this Article and ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to this Article.


                                  ARTICLE VIII

                                 Strategic Plan

         (1) Within ninety (90) days, the Board shall update its written strategic plan for the Bank, consistent with the Metris strategic plan, covering at least a three (3) year period. The strategic plan shall establish objectives for the Bank's overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, together with strategies to achieve those objectives and, at a minimum, include:

             (a) a mission statement that forms the framework for the
                 establishment of strategic goals and objectives;
             (b) an explanation of how the Bank's strategic goals and objectives interrelate with those of Metris;
             (c) an assessment of the Bank's present and future operating environment, including the evaluation required by Article IV, paragraph (4);
             (d) the development of strategic goals and objectives to be accomplished over the short and long term, including, but not limited to, strategies for limiting managed asset growth and account growth until compliance with this Agreement is achieved;
             (e) the development of a defined funding strategy, including a program to reduce reliance on insured deposits;
             (f) an identification of the Bank's present and future product lines and market segments, including the Bank-related activities of Metris, that will be utilized to accomplish the strategic goals and objectives established in (1)(b) and
                 (1)(d) of this Article;
             (g) an evaluation of the Bank's internal operations, staffing requirements, board and management information systems and policies and procedures for their adequacy and contribution to the accomplishment of the goals and objectives developed under
                 (1)(b) and (1)(d) of this Article;
             (h) an action plan to achieve bank earnings and accomplish identified strategic goals and objectives, including individual responsibilities, accountability and specific time frames;

             (i) a financial forecast to include projections for major balance sheet and income statement accounts and desired financial ratios over the period covered by the strategic plan;
             (j) control systems to mitigate risks associated with planned new products, growth, or any proposed changes in the Bank's operating environment;
             (k) specific plans to establish responsibilities and accountability for the strategic planning process, new products, growth goals, or proposed changes in the Bank's operating environment; and
             (l) systems to monitor the Bank's progress in meeting the plan's goals and objectives.

         (2) Prior to adoption of the strategic plan by the Board, a copy shall be forwarded to the Director for review and determination of supervisory non-objection. Such determination will be made within thirty (30) days of receipt of the strategic plan. Immediately upon receiving a determination of supervisory non-objection, the strategic plan shall be implemented.

         (3) The Board shall adopt policies establishing that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the strategic plan developed pursuant to this Article.

         (4) Prior to making any changes that may constitute a material deviation from the strategic plan adopted pursuant to this Article, the Bank shall give the Director fifteen (15) days advance written notice of such changes, and shall not implement such changes without first receiving a supervisory non-objection from the Director. For purposes of this paragraph, changes that may constitute a change to the strategic plan include, but are not limited to:

             (a) any significant deviations from:

                 (i) marketing strategies, marketing partners, or acquisition channels;
                 (ii) underwriting practices and standards for account acquisition;
                 (iii) account management strategies and test programs;
                 (iv)  collection strategies, partners or operations;
                 (v)   fee structure, pricing, or fee application methods;
                 (vi)  accounting processes and practices; and
                 (vii) funding strategy;

             (b) any other changes in personnel, operations or external factors that may have a material impact on the Bank's operations or financial performance.

         (5) Prior to making any changes that significantly deviate from the Bank's strategic plan, the Board shall perform an evaluation of the adequacy of the Bank's organizational structure, staffing, management information systems, internal controls and written policies and procedures to identify, measure, monitor, and control the risks associated with the product or service. The evaluation shall include an assessment of the impact of such change on the Bank's condition, including a profitability analysis.


                                   ARTICLE IX

                                     Capital

         (1) Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three (3) year Capital Plan (the "Capital Plan") consistent with the Bank's strategic plan, as required by Article VIII of this Agreement. The Capital Plan shall include:

             (a) specific plans for the maintenance of adequate capital in an amount consistent with the capital levels prescribed by the FFIEC Expanded Guidance for Subprime Lending Programs in OCC Bulletin 2001-6;
             (b) projections for growth and capital levels based upon a detailed analysis of the Bank's assets, liabilities, earnings, fixed assets, and off- balance sheet activities;
             (c) projections of the sources and timing of additional capital to meet the Bank's current and future needs;
             (d) the primary source(s) from which the Bank will maintain its capital structure to meet the Bank's needs;
             (e) a contingency plan that identifies alternative sources of capital, should the primary source(s) under (d) above be unavailable; and
             (f) the execution of a written Capital Assurances and Liquidity
                 Maintenance Agreement ("CALMA") entered into by and between the Bank and Metris, in a form with which the Director has provided a determination of supervisory non-objection.

         (3) The terms of the CALMA referenced in paragraph (2) above shall provide, among other things, that Metris commits to support, through capital contributions in the form of cash or other qualified assets, each of the capital levels set forth in the capital plan, to which the Director has provided a determination of supervisory non-objection, and the liquidity needs of the Bank.

         (4) The Bank shall take all necessary actions to enforce the terms of the CALMA. The Bank shall not modify, amend, or terminate, or agree or consent to modify the CALMA without first seeking a written determination of supervisory non-objection from the Director.

         (5) Prior to adoption of the Capital Plan by the Board, a copy shall be forwarded to the Director for review and determination of supervisory non-objection. Such determination will be made within thirty (30) days of receipt of the Capital Plan. Immediately upon receiving a determination of supervisory non-objection, the Capital Plan shall be implemented. The Board shall review and update the Capital Plan on an annual basis, or more frequently if necessary. Copies of the reviews and updates shall be submitted to the Director.

         (6) The Board shall adopt policies establishing that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the Capital Plan developed pursuant to this Article.


                                    ARTICLE X

               Declaration of Dividends and Reductions in Capital

         (1) Effective immediately, the Bank shall not declare or pay a dividend, or make a capital distribution, without obtaining a prior supervisory non-objection from the Director.


                                   ARTICLE XI

                       Allowance for Loan and Lease Losses

         (1) The Board shall establish and implement an improved methodology for the Bank's maintenance of an adequate Allowance for Loan and Lease Losses ("ALLL") at all times for on-balance sheet assets. This review and methodology shall be designed to be consistent with the comments on maintaining a proper ALLL found in the Allowance for Loan and Lease Losses booklet of the Comptroller's Handbook, OCC Advisory Letter 97-8 dated August 6, 1997, entitled "Allowance for Loans and Lease Losses," and with the guidance prescribed by the FFIEC Expanded Guidance for Subprime Lending Programs, OCC Bulletin 2001-6. The Bank's methodology shall include, but not be limited to, the following factors:

             (a) reserving for twelve (12) months of expected losses for all principal loan balances, including non-delinquent accounts, regardless of FICO scores;
             (b) reserving for twelve (12) months of expected losses of accrued interest and fees on all outstanding accounts, including non-delinquent accounts, regardless of FICO scores;
             (c) applying specific allocations for the Bank's various Debt
                 Forbearance Programs;
             (d) applying a specific allocation of reserves to accounts which are over limit by more than 10%;
             (e) an estimate of inherent loss exposure on each pool of credit accounts originated or purchased by the Bank, including inherent loss that may not be captured in the roll rate methodology;
             (f) loan loss experience;
             (g) trends of delinquent, nonaccrual and charged-off credit accounts;
             (h) concentrations of credit in the Bank; and
             (i) present and prospective economic conditions.

          (2)     The methodology shall provide for the following:

             (a) a review of the ALLL by the Board at least once each calendar quarter. Any deficiency in the ALLL shall be remedied in the calendar quarter it is discovered, prior to the filing of the Call Report, by additional provisions from earnings or capital. Written documentation shall be maintained indicating the factors considered and conclusions reached by the Board in determining the adequacy of the ALLL;
             (b) adjustments to the ALLL methodology, including roll rate adjustments based on recent trends, shall not be made unless the Board has approved the adjustment. The Bank shall clearly document the reasons for the adjustments, including the Board's prior approval; and
             (c) the roll rate analysis reconciles with other management information system and financial reports.

         (3) The Bank shall document loss estimates and the ALLL methodology in writing, including the Bank's liquidation and roll rate methodology, and the derivation of key drivers, including payment rate curves and roll rates.

         (4) Upon completion, the Bank's ALLL methodology shall be submitted to the Director for prior determination of supervisory non-objection. Such determination will be made within thirty (30) days of receipt of the written ALLL methodology. Immediately upon receiving a determination of supervisory non-objection from the Director, the Bank shall implement and shall thereafter adhere to the ALLL methodology.

         (5) The Board shall adopt policies establishing that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the ALLL methodology developed pursuant to this Article.


                                   ARTICLE XII

                              Liquidity Management

         (1) The Bank shall at all times maintain sufficient liquid assets to meet the daily liquidity needs of the Bank. Effective immediately, the Bank shall prepare a daily liquidity report reflecting the amount of deposits and other liabilities coming due in the next thirty (30) days, together with forecasted on-book and off-book receivables growth (including expected credit card usage and collections); the level of liquid assets (including cash, Fed Funds, funds due from banks and other marketable securities); projected CD issuances; and other available committed financing facilities available for payment of these deposits, other liabilities, and funding of forecasted growth. The Bank shall maintain liquid assets of not less than 100% of the deposits and other liabilities coming due within the next thirty (30) days.

         (2) Within thirty (30) days, the Board shall adopt a liquidity and \ funds management policy to include at a minimum:

             (a) the strategic direction and tolerance for liquidity risk;
             (b) procedures and practices that translate the Bank's strategic plan into operating standards that are well understood by Bank personnel and consistent with the Board's intent, including:

                 (i) oversight of the implementation and maintenance of management information and other systems that identify, measure, monitor, and control the Bank's liquidity risk;
                 (ii) identification of key personnel to manage liquidity and their responsibilities; and
                 (iii) establishment of effective internal controls over the liquidity risk management process;
             (c) a process for reporting to the Asset Liability Management
                 Committee, at least monthly, and the Board, at least quarterly, the Bank's liquidity position. The reports shall include, at a minimum:

                 (i)   Bank performance and overall liquidity risk profile;
                 (ii) projections of all significant balance sheet and off-balance sheet funds flows and their related effects, including insured deposit funding, securitization, and affiliate funding;
                 (iii) projections of all long-term and short-term liquidity needs of the Bank; and
                 (iv) performance, trends, and future projections of the Bank and Metris' securitizations, including but not limited to: projected default rates; pricing changes; new receivables; anticipated triggering events for collateral accounts or early payouts; and changes to the Pooling and Servicing Agreement, if applicable.

         (3) Prior to adoption of the liquidity and funds management policy by the Board, a copy shall be forwarded to the Director for review and determination of supervisory non-objection. Such determination will be made within thirty (30) days of receipt of the policy. Immediately upon receiving a determination of supervisory non-objection, the liquidity and funds management policy shall be implemented.

         (4) Within thirty (30) days, the Board shall adopt a written Contingency Funding Plan ("CFP"). The CFP shall include, but not necessarily be limited to:

             (a) modeling the Bank's liquidity and funding position through at least three scenarios of increasing liquidity/funding duress. At a minimum, the scenarios shall include:

                 (i)    rating agency changes of the Bank and/or Metris' rating;
                 (ii) credit events within securitizations conducted at the Bank or Metris, including compression of excess spreads and early amortization events; and
                 (iii) restrictions on the issuance of brokered deposits through the Bank;
             (b) a projection of sources and uses of funds through each of the scenarios described in (a);
             (c) determination of probable actions and/or strategies for \
                 managing liquidity/funding duress in each of the scenarios described in (a); and
             (d) procedures for Board and management action through each of the scenarios described in (a), including public disclosures, Bank management responsibilities, and communications with regulators, creditors and rating agencies.

         (5) Prior to adoption of the CFP by the Board, a copy shall be forwarded to the Director for review and determination of supervisory non-objection. Such determination will be made within thirty (30) days of receipt of the CFP. Immediately upon receiving a determination of supervisory non-objection, the CFP shall be implemented.

         (6) The Board shall require management to update the CFP at least quarterly, or when a change occurs which has a material impact on the Bank or Metris' liquidity funding positions, and to provide the update to the Bank's Asset Liability Management Committee and the Board for approval.

         (7) The Board shall adopt policies establishing that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the liquidity and funds management policy and the CFP developed pursuant to this Article.


                                  ARTICLE XIII

                                Internal Controls

         (1) Within sixty (60) days, the Bank shall review and adjust, as needed, its Compliance and Operational Risk Management Program to ensure a system of internal controls appropriate to the Bank's size, scope of operations, and risks of its activities. Such program shall ensure:

             (a) effective bank operations;
             (b) the adequacy and integrity of management information systems;
             (c) the reliability of financial reporting;
             (d) an effective risk management system; and
             (e) compliance with banking laws and regulations, as well as internal policies and procedures.

         (2) In conjunction with paragraph (1), the Board shall adopt a written action plan for evaluating the adequacy of policies, procedures, and control processes in place in the individual business units (including their respective quality assurance functions), and additional risk management functions, including: credit risk management; compliance management; vendor management; and internal audit. The Board shall immediately take steps to adjust control processes as necessary to comply with paragraph (1).

         (3) The Board shall ensure that control functions are adequately staffed with capable and qualified individuals who:

             (a) conduct account level transactional testing and monitoring activities for compliance with policies and procedures;
             (b) identify areas of noncompliance with policy, procedures, regulatory guidelines, and accounting standards; (c) support a system for tracking open items and validating the adequacy of resolution; and (d) report findings to Bank management and the Board via the Compliance Committee.

         (4) Upon completion of the action plan required by paragraph (2) of this Article, the Board shall submit a copy to the Director for review.
         (5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the written action plan developed pursuant to this Article.


                                   ARTICLE XIV

                                 Internal Audit

         (1) Within sixty (60) days, the Board shall adopt, implement and thereafter ensure Bank adherence to an independent, internal audit program sufficient to:

             (a) establish a written audit schedule that provides for audits on a regular basis;
             (b) detect irregularities in the Bank's operations;
             (c) ensure adequate coverage in all areas, consistent with the degree of risk;
             (d) determine the Bank's level of compliance with all applicable laws, rules, and regulations;
             (e) in conjunction with the Bank's independent outside auditor, determine the Bank's level of compliance with standard accounting policies, including, but not limited to, GAAP and FASB accounting standards;
             (f) evaluate the Bank's adherence to established policies and procedures, with particular emphasis directed to the Bank's adherence to its credit risk management policies;
             (g) ensure that all high-risk areas are fully audited on a regular basis, including transaction testing for adequacy of internal controls;
             (h) evaluate available audit reports of any party providing services to the Bank and assess the impact on the Bank of any audit deficiencies cited in such reports; and
             (i) establish an annual audit plan using risk based approach sufficient to achieve these objectives.

         (2) Upon adoption, a copy of the internal audit program shall be promptly submitted to the Director.

         (3) The Board shall ensure that the audit function is supported by an adequately staffed department or outside firm, with respect to both the experience level and number of individuals employed.

         (4) The Board shall ensure that the audit program is independent. The persons responsible for implementing the internal audit program required by paragraph (1) shall report directly to the Board, or a committee thereof, which shall have the sole power to direct their activities. All reports prepared by the audit staff shall be reviewed and responded to by appropriate Bank management and, thereafter, filed with and approved by the Board, or a committee thereof.

         (5) All audit reports shall be in writing. The Board shall ensure that immediate actions are undertaken to remedy deficiencies cited in audit reports, and that auditors maintain a written record describing those actions and the result of those actions. The audit reports and written record, as well as all supporting work papers of the audit staff, shall be readily available to OCC personnel upon request.

         (6) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the internal audit program.


                                   ARTICLE XV

                             Affiliate Transactions

         (1) Within sixty (60) days, the Bank shall complete a review of all existing contracts and agreements with all of its affiliate companies, written or otherwise, to determine whether:

             (a) each contract or agreement complies with 12 U.S.C. sections
                 371c and 371c-1; and
             (b) the Bank's payments made to or received from any of its affiliates are in compliance with the terms of the applicable contract or agreement.

         (2) The Bank shall document in writing its conclusions from each review, and provide a copy of this documentation to the Director.

         (3) Within thirty (30) days after completing the review required by paragraph (1), the Bank shall:

             (a) either renegotiate contracts which do not comply with 12 U.S.C.
                 sections 371c and 371c-1, or take other steps acceptable to the OCC to address the non-compliance of these contracts;
             (b) make appropriate reimbursement to and request appropriate reimbursement from the affiliates for (i) any excess fees paid to or received from an affiliate, or (ii) any payments that the Bank did not receive or did not make, but was contractually entitled to receive or make; and
             (c) reduce to writing any contracts with affiliates not already in writing.

         (4) On an ongoing basis, the Bank shall maintain records and documentation showing that all contracts and agreements with affiliates are in compliance with 12 U.S.C. ss.ss. 371c and 371c-1, and OCC personnel shall have prompt and unrestricted access to these records and documentation.

         (5) Effective immediately, the Bank shall ensure that all payments made to or received from any of its affiliates are reported correctly in the Bank's financial statements and records, including, but not limited to, the Call Report.

         (6) The Bank shall not enter into any new contracts or agreements with any of its affiliates, written or otherwise, unless those contracts or agreements are in compliance with 12 U.S.C. sections 371c and 371c-1.


                                   ARTICLE XVI

                              Compliance with Laws

         (1) The Board shall immediately take all necessary steps to ensure that Bank management complies with all applicable laws, rules, and regulations.

         (2) If any Report of Examination cites violations of laws, rules or regulations, within ninety (90) days of receipt of the Report of Examination, the Board shall adopt, implement, and thereafter ensure Bank adherence to specific procedures to prevent future violations as cited in each such Report of Examination and shall adopt, implement, and ensure Bank adherence to general procedures addressing compliance management which incorporate internal control systems and appropriate education of employees regarding laws, rules, and regulations applicable to their areas of responsibility.

         (3) Upon adoption, a copy of these procedures shall be promptly forwarded to the Director.

         (4) The Board shall ensure that the Bank has policies, processes, personnel and control systems to ensure implementation of and adherence to the procedures developed pursuant to this Article.


                                  ARTICLE XVII

                                  Definitions

          (1) For purposes of this Agreement, the following terms shall have the below-described meanings:

             (a) The term "affiliate" shall be defined as set forth in
                 12 U.S.C.section 371c(b)(1).
             (b) The terms "significant deviation" and "material impact" shall mean a material variance from the Bank's strategic plan submitted pursuant to this Agreement, as the term "significant deviation" is further described in PPM 5400-9, Appendix B.
             (d) For purposes of Article VIII, the term "material impact" shall have the meaning described in PPM 5400-9, Appendix B.


                                  ARTICLE XVIII

                                     Closing

         (1) All correspondence related to this Agreement, and any information or documentation required hereunder to be submitted to the Director or the OCC, shall be sent by overnight mail, hand delivery, electronic transmission or facsimile to:

         Ronald G. Schneck
         Director for Special Supervision/Fraud
         Office of the Comptroller of the Currency
         250 E Street, S.W., Mail Stop 6-4
         Washington, DC  20219
         Fax:  (202) 874-5214
         e-mail:  ron.schneck@occ.treas.gov

and a copy shall be sent to:

         Jodi L. Richard
         National Bank Examiner
         Office of the Comptroller of the Currency
         Phoenix Field Office
         9633 South 48th Street, Suite 265
         Phoenix, Arizona  85044-8629
         Fax:  (480) 893-6060
         e-mail:  jodi.richard@occ.treas.gov

         (2) Although the Board is by this Agreement required to submit certain proposed actions and programs for the review or approval of the Director, the Board has the ultimate responsibility for proper and sound management of the Bank.

         (3) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.

         (4) In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall: (i) authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement; (ii) require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement; (iii) follow-up on any non-compliance with such actions in a timely and appropriate manner; and (iv) require corrective action be taken in a timely manner of any non-compliance with such actions.

         (5) This Agreement is intended to be, and shall be construed to be, a supervisory "written agreement entered into with the agency" as contemplated by 12 U.S.C. section 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C.
section 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract. The Bank also expressly acknowledges that no Comptroller officer or employee has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller's exercise of its supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or arrangements, or negotiations between the parties, whether oral or written.

         (6) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time limitations may be extended in writing by the Director for good cause upon written application by the Board.

         (7) The provisions of this Agreement are effective upon issuance of this Agreement by the Comptroller, through his authorized representative, whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Agreement shall have been amended, suspended, waived, or terminated by the Comptroller.

         IT IS SO AGREED, this 16th day of April, 2002.

/s/
Ronald G. Schneck
Director for Special Supervision/Fraud



         IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.


/s/                                 April 16, 2002
David Booth


/s/                                 April 16, 2002
Donald M. Combs


/s/                                 April 16, 2002
Patrick J. Fox


/s/                                 April 16, 2002
Roy A. Herberger, Jr.


/s/                                 April 16, 2002
Joseph A. Hoffman


/s/                                 April 16, 2002
David R. Reak


/s/                                 April 16, 2002
Randie A. Stein


/s/                                 April 16, 2002
David D. Wesselink


/s/                                 April 16, 2002
Ronald N. Zebeck